EXHIBIT 10.19



                             DEMAND PROMISSORY NOTE

$500,000                                                          August 9, 1999

         FOR VALUE RECEIVED, the undersigned, Entrade, Inc., a Pennsylvania corporation (the "Borrower"), HEREBY PROMISES TO PAY ON DEMAND, but in no event later than the Closing Date (as defined in that certain Agreement and Plan of Merger, dated as of February 23, 1999, among Artra Group Incorporated, the
Lender, the Borrower, and WWWX Merger Subsidiary, Inc.) to the order of WorldWide Web NetworX Corporation, a Delaware corporation (the "Lenders") the principal sum of $500,000 or, if less, the aggregate principal amount of all advances made hereunder by the Lender to the Borrower outstanding at the time of such demand or the Closing Date; together with interest (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable) on the principal amount hereof from time to time outstanding from the date hereof until such principal amount is paid in full, payable on the final day when such principal amount becomes due and, with respect to interest on the principal amount, payable on demand, at an interest rate per annum in effect from time to time equal at all times to the higher of;

          (a) the applicable Federal rate, which shall accrue monthly and be added to the principal balance; and

          (b) after the due date hereof, the lesser of (i) 12% or (ii) the maximum rate of interest permissible under applicable laws.

         The Borrower also agrees to pay on demand all costs and expenses, if any, including reasonable counsel fees and expenses, in connection with the enforcement (whether through renegotiations, legal proceedings or otherwise) of this Demand Promissory Note.

         Both principal and interest hereunder are payable prior to 11;00 A M. (New York City time) on the day for payment thereof (whether upon demand or otherwise) in lawfu1 money of the United States of America to the Lender in same day funds. Whenever any payment hereunder shall be stated to be due on a day over than a day of the year on which banks are not required or authorized to close in New York City (any such other day being a "Business Day"), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

         The Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor, and all other demands or notices of any kind in connection win the delivery, acceptance, performance, default, dishonor, or enforcement of this Demand Promissory Note. This Demand Promissory Note is non transferable.

         This Demand Promissory Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.




                              ENTRADE, Inc.

                              By /s/Benjamin R.Kafka
                                 --------------------
                              Name: Benjamin R.Kafka
                              Title: Vice President